SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


            FIRST TRUST/FIDUCIARY ASSET MANAGEMENT COVERED CALL FUND
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              MASSACHUSETTS                             30-0261406
----------------------------------------   -----------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


 1001 Warrenville Road, Suite 300, Lisle, Illinois          60532
---------------------------------------------------     -------------
     (Address of Principal Executive Offices)             (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. --
[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[ ]

Securities Act registration statement file number to which this form relates:
333-116023.

Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED

 Common Shares of Beneficial Interest           New York Stock Exchange, Inc.
      $.01 par value per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                              --------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered hereunder are shares of common shares of beneficial interest, $.01 par value per share (the "Shares"), of First Trust/Fiduciary Asset Management Covered Call Fund (the "Registrant"). An application for listing of the Shares has been filed with the New York Stock Exchange, Inc. A description of the Shares is contained under the caption "Description of Shares," at page 24 of the Preliminary Prospectus, which is a part of the initial Registration Statement on Form N-2 (Registration Nos. 333-116023 and 811-21586), filed with the Securities and Exchange Commission on May 28, 2004. Such description is incorporated by reference herein.

ITEM 2.           EXHIBITS

         Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    FIRST TRUST/FIDUCIARY ASSET MANAGEMENT
                                       COVERED CALL FUND



                                    By: /s/ W. Scott Jardine
                                        ---------------------------------
                                        W. Scott Jardine, Secretary

August 9, 2004